UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2013

SALON MEDIA GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1870 Market Street, Room 528 San Francisco, CA 94102 (Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 645-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Appointment of New Editor in Chief

On August 15, 2013, Salon Media Group, Inc. (the “Company”) issued a press release announcing the appointment of Mr. David Daley to serve as the Company’s Editor-In-Chief, effective immediately. A copy of the press release, dated August 15, 2013, is attached hereto as Exhibit 99.1.

Mr. Daley, age 42, began his employment with the Company in July 2011 as Senior Culture Editor, was promoted in March 2012 to Executive Editor, and on June 5, 2013, became Interim Editor-In-Chief. He previously served for five years at the Louisville Courier-Journal as both the Lifestyles Manager and Editor-In-Chief of the weekly Velocity newspaper.  Prior to the Louisville Courier-Journal, Mr. Daley served as Features Editor for one year at Details Magazine, and as Politics/Culture Reporter and Arts Editor at the Hartford Courant and (Westchester, New York) Journal News.  Mr. Daley’s holds a bachelor’s degree in Political Science from Boston College and a master’s degree in Journalism from the University of North Carolina at Chapel Hill.

In his new role as Editor-In-Chief, Mr. Daley’s salary will be $150,000, and he will receive a grant of options to acquire 150,000 shares of the Company’s common stock, pending approval at the next meeting of the Company’s Board of Directors. The Company is preparing a new employment letter for Mr. Daley.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release of Salon Media Group, Inc. dated August 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALON MEDIA GROUP, INC.

By:          /s/ Elizabeth Hambrecht

Name:     Elizabeth Hambrecht

Title:       Interim Chief Financial Officer

Dated: August 15, 2013

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Salon Media Group, Inc. dated August 15, 2013